                                                                     Exhibit 4.2

             THIRD AMENDMENT AND WAIVER TO THE STANDSTILL AGREEMENT

          THIRD AMENDMENT AND WAIVER TO THE STANDSTILL AGREEMENT, dated as of December 27, 2002 (this "Amendment"), to the Standstill Agreement and Fifth Amendment to the Credit Agreement dated as of April 15, 2002 (as amended, supplemented or otherwise modified from time to time, the "Standstill Agreement"), among the Borrowing Subsidiaries signatories thereto, the Foreign Subsidiary Guarantors signatories thereto, GNB Battery Technologies Japan, Inc., (GNB Battery Technologies Japan, Inc., together with the Borrowing Subsidiaries and the Foreign Subsidiary Guarantors, the "Standstill Parties"), the Standstill Lenders (as defined in the Credit Agreement), Credit Suisse First Boston, as administrative agent (in such capacity, the "Administrative Agent") for the Standstill Lenders, and others.

                             PRELIMINARY STATEMENTS

          (1) The Company has requested that the DIP Lenders amend certain provisions of the Post-Petition Credit Agreement, including amendments to certain of the Cross Referenced Covenants incorporated by reference in the Standstill Agreement and that certain transactions be permitted as more particularly set forth herein.

          (2) The Standstill Parties have requested that the Standstill Lenders make and permit certain transactions as requested by the Standstill Parties. The Standstill Lenders are willing to consent to such transactions upon and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          SECTION 1. Defined Terms. Terms defined in the Standstill Agreement or the Credit Agreement and used herein shall have the meanings given to them in the Standstill Agreement or the Credit Agreement, as applicable.

          SECTION 2. Amendments to Standstill Agreement. On the Effective Date (as hereinafter defined), the Standstill Agreement shall be amended as follows:

          (i) Section 6 shall be amended by adding the number "7.19," after "7.10,"; and

          (ii) Part I(f) of Schedule A shall be amended by replacing "2.8(g)" with "2.9(g) (as such section is in effect prior to the Third Amendment and Waiver to the Post-Petition Credit Agreement)".

               Third Amendment and Waiver to Standstill Agreement

          SECTION 3. Waiver and Consent. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Required Standstill Lenders hereby waive the requirements of Cross-Reference Covenants 8.3, 8.6 and 8.7 in Section 6 of the Standstill Agreement (as such Cross-Referenced Covenants were set forth in the Post-Petition Credit Agreement as in effect prior to the Third Amendment and Waiver to the Post-Petition Credit Agreement) solely to permit the following:

          (i) the liquidation of: GNB Technologies Ltd.; B.I.G. Batteries Ltd.; BIG Batteries Distribution Ltd.; B.I.G. France Sarl; BIG Espana S.A.; Gemala Distribution Ltd.; Gemala Ignition Company Ltd.; All Batteries Ltd.; and Friwo Batteries Ltd.;

          (ii) the merger of MBD National Ltd., Fulmen UK Ltd., Nord Group Ltd. and National Battery Distribution UK into Exide (Dagenham) Ltd., followed by the liquidation of MBD National Ltd., Fulmen UK Ltd., Nord Group Ltd. and National Battery Distribution UK;

          (iii) the transfer of:

               (a) Exide Batteries (Ireland) Ltd. to Exide Batteries Ltd UK; and

               (b) Exide Sweden to Exide Technologies Holding B.V.;

               followed by the liquidation of Gemala Ireland Holding Ltd. and Gemala Ireland Company Limited;

          (iv) the transfer of:

               (a) OHE Ltd. to TS Batteries Ltd.; and

               (b) Spitfire Batteries Ltd. trade receivables to TS Batteries
               Ltd.;

               followed by the liquidation of Friwo Batteries Ltd. and Spirtfire Batteries Ltd.;

          (v) the transfer of the operating assets of Exide Holdings Ltd. and Exide (Dagenham) Ltd. to Exide Batteries Ltd. followed by the liquidation of Exide Holdings Ltd. and Exide (Dagenham) Ltd.;

provided however, that with respect to the transaction described in (i) through
(v) above, the proceeds of any dividends, distributions, or asset sales in connection with such transactions shall be applied as set forth in Sections 2.9(g) and 2.9(h) of the Post-Petition Credit Agreement as in effect prior to the Third Amendment and Waiver to the Post-Petition Credit Agreement;

          (vi) the following stock sales:

               (a) the sale of stock of Centra S.A. from Compagnie Europeenne d'Accumulateurs S.A. to Exide Transportation Holding Europe, S.L.;

               Third Amendment and Waiver to Standstill Agreement

               (b) the sale of stock of Sociedade Portugesa do Acumulador Tudor, S.A. from Deutsche Exide GmbH to Exide Transportation Holding Europe, S.L.;

               (c) the sale of stock of Exide Batterier AB from Exide (Dagenham) Ltd., to Exide Technologies Holding, B.V.;

               (d) the sale of stock of Exide Batteriewerke GmbH from Deutsche Exide GmbH to Tudor AB and Exide Sonnak A.S. and the provision of intercompany security by Deutsche Exide GmbH to Exide Sonnak A/S and Tudor AB in connection with the sale of the stock of Exide Batteriewerke GmbH;

               Solely with respect to the transaction in (vi)(d), the Required Standstill Lenders hereby waive any Default or Event of Default that may occur under Section 6 of the Standstill Agreement with respect to the Cross-Referenced Covenant in Section 8.2 of the Post-Petition Credit Agreement.

          (vii) Exide Holding Europe contributing approximately Euro4.5 million to Euro Exide Limited;

          (viii) the following Norwegian dividend payments:

               (a) a dividend payment of approximately Euro13.7 million from Exide Sonnak A/S to Exide Technologies Holding, B.V.;

               (b) a dividend payment of approximately Euro6.3 million from Exide Technologies Holding, B.V. to Exide Transportation Holding Europe, S.L.;

               provided however, that (i) a liquidating dividend in an amount equal to the value of the assets transferred to a Subsdiary ("Newco") created from the demerger of Exide Sonnak A/S, less any amounts required to be maintained at Newco under local law, shall be made to Exide Technologies Holding, B.V. on or before February 15, 2003, and (ii) a further dividend in an amount equal to the value of all remaining assets transferred to Newco shall be made to Exide Technologies Holding, B.V. on or before March 31, 2003;

          (ix) the following Swedish dividend payments:

               (a) a dividend payment not to exceed approximately Euro5.6 million from Tudor AB to Exide Technologies Holding, B.V.;

               (b) a dividend payment not to exceed approximately Euro5.6 million from Exide Technologies Holding, B.V. to Exide Transportation Holding Europe, S.R.L.;

               Third Amendment and Waiver to Standstill Agreement

          (x) the following Finnish dividend payment and related transactions:

               (a) a dividend payment of up to Euro5.1 million from Exide OY to Exide Technologies Holding, B.V. and the offset of approximately Euro5.1 million of Indebtedness owed by Exide Technologies Holding, B.V to Exide OY;

               (b) the incurrence of indebtedness by Exide Technologies Holding, B.V. of up to Euro5,000,000 at any one time outstanding in intercompany Indebtedness payable to Exide OY so long as all of the funds received are immediately lent by Exide Technologies Holding B.V. to Mercolec; and

               (c) the repayment and prepayment of that intercompany Indebtedness by Exide Technologies Holding, B.V. so long as each fiscal year there shall be a payment of dividends from Exide OY in settlement of amounts due and owing from Exide Technologies Holding B.V.;

               Solely with respect to the transactions in clause (x)(b) and (c), the Required Standstill Lenders hereby waive any Default or Event of Default that may occur under Section 6 of the Standstill Agreement with respect to the Cross-Referenced Covenant in
               Section 8.1 (Indebtedness) of the Post-Petition Credit Agreement.

          (xi) the repayment of approximately Euro2.1 million of loans from Exide Danmark A/S to Tudor AB.;

          (xii) the issuance of approximately Euro 47 million in notes from Exide Italia S.R.L. to Mercolec Tudor B.V. and in turn the issuance of notes from Mercolec Tudor B.V. to Deutsche Exide Standby GmbH and Hagen Batterie AG in connection with the purchase of the intercompany receivables from Deutsche Exide Gmbh on the books of (a) Deutsche Exide Standby GmbH in the amount of approximately Euro 35.5 million and (b) Hagen Batterie AG in the amount of approximately Euro 11.5 million, and the acquisition by Exide Italia, S.R.L. of a twenty-five percent (25%) capital stock ownership in Deutsche Exide GmbH in exchange for such intercompany receivables.

               Third Amendment and Waiver to Standstill Agreement

          SECTION 4. Further Waivers. Upon written request from a Standstill Party, the Administrative Agent, in consultation with the Steering Committee, may waive the requirements of the Cross-Referenced Covenants incorporated into
Section 6 of the Standstill Agreement in order to permit any transactions described in the "Presentation to the Senior Lenders" dated December 9, 2002, to the extent that such transaction is not specifically waived in Section 3 above.

          SECTION 5. Authorization for Lien Release. The Administrative Agent is hereby irrevocably authorized to release any Lien covering any Property of EHE or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Amendment.

          SECTION 6. Conditions to Effectiveness. This Amendment shall be effective on the date on which the Administrative Agent shall have signed the Amendment and all of the following conditions precedent have been satisfied (the "Effective Date"):

          (a) Certain Documents. The Administrative Agent shall have received on or before the Effective Date all of the following, each of which shall be in form and substance satisfactory to the Administrative Agent:

          (i) this Amendment, executed and delivered by (x) sufficient Standstill Lenders to constitute the Required Standstill Lenders, (y) each of the Standstill Parties and (z) the Administrative Agent; and

          (ii) such additional documentation as the Administrative Agent may reasonably require.

          (b) Amendment Fee. On the Effective Date, the Standstill Parties shall have paid to each Standstill Lender that has executed and delivered this Amendment prior to the close of business on December 27, 2002, an amendment fee equal to such Standstill Lender's pro rata share of $250,000 based on such Standstill Lender's outstanding Loans as of the Effective Date.

          (c) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent.

          (d) No Events of Default. After giving effect to the Amendment, no Standstill Event shall have occurred and be continuing, and the representations and warranties contained in the Standstill Agreement shall be correct in all material respects as though made on and as of the Effective Date.

          (e) Payment of Costs, Fees and Expenses. All accrued and unpaid fees and expenses of the Administrative Agent in connection with this Amendment including, without limitation, the unpaid fees and expenses of counsel to the Administrative Agent (including United States and local counsel in foreign jurisdictions) shall have been paid.

               Third Amendment and Waiver to Standstill Agreement

          SECTION 7. Representations and Warranties. To induce the Standstill Lenders parties hereto to enter into this Amendment, each of the Standstill Parties hereby represents and warrants to the Administrative Agent and all of the Standstill Lenders the following:

          (a) The execution, delivery and performance by each Standstill Party of the Amendment and the Loan Documents to which it is a party, as amended hereby, are within such Standstill Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Standstill Party's Constituent Documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Standstill Party, or (iii) conflict with or result in the breach of, or constitute a default under, any Contractual Obligation, including, without limitation, the bilateral loan documents, of EHE, EHA or any of their Subsidiaries. As of the Effective Date, no Standstill Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably expected to have a Material Adverse Effect.

          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required to be obtained by the Standstill Parties in connection with the execution and delivery, or performance by any Standstill Party of any of its obligations under the Amendment and the Standstill Agreement, as amended hereby.

          (c) The Amendment has been duly executed and delivered by each Standstill Party, and is the legal, valid and binding obligation of such Standstill Party, enforceable against such Standstill Party in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights or by equitable principles generally.

          (d) No Standstill Party has an existing claim against any Standstill Lender arising out of, relating to or in connection with the Loan Documents.

          (e) As of the Effective Date, EHE is not in breach of, or in default under, the DM Agreement, and no Foreign Subsidiary is in breach of, or in default under, any other Contractual Obligation, binding on or affecting any Foreign Subsidiary or any of their properties, where the consequence of such default is to confer rights upon any person against such Foreign Subsidiary which, if exercised, can be reasonably expected to have a Material Adverse Effect.

          (f) The representations and warranties made by each of the Standstill Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof.

          (g) Each Standstill Party hereby represents and warrants to the Standstill Lenders and the Administrative Agent that as of the date hereof, and after giving effect to the waiver

               Third Amendment and Waiver to Standstill Agreement contained herein, (a) no Standstill Event under the Standstill Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Standstill Party contained in Section 12 of the Standstill Agreement and in any other Loan Document are, as of the date of execution hereof, true and correct in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document expressly limited to a specific date).

          SECTION 8. Reference to and Effect on the Loan Documents.

          (a) On and after the Effective Date, each reference in the Standstill Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Standstill Agreement and each reference in the Credit Agreement and other Loan Documents to "the Standstill Agreement", "thereunder", "thereof" or words of like import referring to the Standstill Agreement, shall mean and be a reference to the Standstill Agreement as amended and otherwise modified hereby.

          (b) The Standstill Agreement, the Credit Agreement and each of the other Loan Documents, except to the extent of the amendments and other modifications specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Standstill Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          (d) This Amendment is and shall be a Loan Document.

          SECTION 9. Affirmation of Loan Documents. Each Standstill Party, in its capacity as a Guarantor or otherwise, hereby consents to the modification of the Standstill Agreement effected hereby and hereby acknowledges and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under the Credit Agreement, including under its guarantee, the Standstill Agreement or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

          SECTION 10. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11. Waiver of Jury Trial. Each of the Standstill Parties, the Administrative Agent and the Standstill Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of the Administrative Agent or any Standstill Lender in the negotiation, administration, performance or enforcement thereof.

               Third Amendment and Waiver to Standstill Agreement

          SECTION 12. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          SECTION 13. Costs and Expenses. EHE hereby agrees to pay, and each of the other Foreign Subsidiary Guarantors guarantees payment (subject to the exceptions set forth in Schedule 10.1 of the Credit Agreement) of, all reasonable costs and expenses associated with the preparation, execution, delivery, administration, and enforcement of this Amendment, including, without limitation, the fees and expenses of the Administrative Agent's counsel (including local counsel in foreign jurisdictions) and financial advisor and the out-of-pocket expenses of the Steering Committee (in each case, whether incurred prior to or after the Effective Date).

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

               Third Amendment and Waiver to Standstill Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                     Each of the following Subsidiaries as a
                                     Borrowing Subsidiary and as a Guarantor, subject to the limitations, if any, contained in Section 10.1 of the Credit Agreement

                                     EXIDE HOLDING EUROPE S.A.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     COMPAGNIE EUROPEENNE D'ACCUMULATEURS S.A.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EURO EXIDE CORPORATION LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     SOCIEDAD ESPANOLA DEL ACUMULADOR TUDOR S.A.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     TUDOR A.B.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     EXIDE TECHNOLOGIES NEDERLAND B.V.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     CMP BATTERIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DEUTSCHE EXIDE STANDBY GMBH


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DEUTSCHE EXIDE GMBH


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     MERCOLEC TUDOR B.V.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     Each of the following Subsidiaries as a
                                     Guarantor, subject to the limitations,
                                     if any, contained in Section 10.1 of the Credit Agreement

                                     FULMEN IBERICA S.L.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     CMP BATTERIJEN N.V.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE AUTOMOTIVE BATTERIE GMBH


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     HAGEN BATTERIE AG


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     ELECTRO MERCANTIL INDUSTRIAL S.L.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE (DAGENHAM) LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     FULMEN UK LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE AUTOMOTIVE S.A.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     SOCIEDADE PORTUGUESA DO ACUMULADOR
                                        TUDOR S.A.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE DANMARK A/S


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE BATTERIER AB


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     CENTRA S.A.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     FRIEMANN & WOLF BATTERIETECHNIK GMBH


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     EXIDE S0NNAK A/S


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE BATTERIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     B.I.G. BATTERIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE LENDING LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE ITALIA S.R.L.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     INDUSTRIA COMPOSIZIONI STAMPATE, SPA


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE HOLDINGS LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     EXIDE TECHNOLOGIES HOLDING BV


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE TRANSPORTATION  HOLDING EUROPE, SL


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE AUSTRALIA PTY LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE TECHNOLOGIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE HOLDING ASIA PTE LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     GNB TECHNOLOGIES (CHINA) LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE SINGAPORE PTE LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     EXIDE CANADA INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     1036058 ONTARIO INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     GNB TECHNOLOGIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     MBD NATIONAL LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NATIONAL BATTERY DISTRIBUTION LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     NORD GROUP LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     OHE LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     SPITFIRE BATTERIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     TS BATTERIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     GNB TECHNOLOGIES NV


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DETA UK LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     FRIWO BATTERIES LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     GEMALA IRELAND (HOLDINGS) LIMITED


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     GNB BATTERY TECHNOLOGIES JAPAN, INC.

                                     As a Guarantor, subject to the limitations, if any, contained in Section 10.1 of the Credit Agreement


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     CREDIT SUISSE FIRST BOSTON, as
                                     Administrative Agent


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

               Third Amendment and Waiver to Standstill Agreement

                                     Lenders


                                     -------------------------------------------
                                     [Print Name of Lender]


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:

               Third Amendment and Waiver to Standstill Agreement